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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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MB Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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801 West Madison Street
Chicago, Illinois 60607
(773) 278-4040

April 18, 2002

Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of MB Financial, Inc. (the "Company"), I cordially invite you to attend the Company's Annual Meeting of Stockholders. The meeting will be held at 4:00 p.m., local time, on Wednesday, May 15, 2002 at the branch office of MB Financial Bank located at 7222 West Cermak Road, North Riverside, Illinois.

        At the meeting, stockholders will vote on the election of six directors of the Company and the approval of an amendment to the Company's 1997 Omnibus Incentive Plan to increase from 1,000,000 to 2,500,000 the total number of shares of Company common stock that may be utilized for awards under the plan.

        The Board of Directors recommends that you vote FOR the election of each of the director nominees named in the accompanying proxy statement and FOR the approval of the amendment to the Omnibus Incentive Plan.

        I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

        Thank you for your attention to this important matter.

Very truly yours,

Mitchell Feiger President and Chief Executive Officer

801 West Madison Street
Chicago, Illinois 60607
(773) 278-4040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 15, 2002

        Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of MB Financial, Inc. (the "Company") will be held at the branch office of MB Financial Bank, N.A. located at 7222 West Cermak Road, North Riverside, Illinois at 4:00 p.m., local time, on Wednesday, May 15, 2002.

        The Meeting is for the purpose of considering and acting upon:

        1.    the election of the six directors of the Company, each for a three-year term;

        2.    the approval of an amendment to the Company's 1997 Omnibus Incentive Plan to increase from 1,000,000 to 2,500,000 the total number of shares of Company common stock that may be utilized for awards under the plan; and

        3.    such other matters as may properly come before the Meeting, or any adjournments or postponements of the Meeting.

        The Board of Directors is not aware of any other business to come before the Meeting.

        Stockholders of record at the close of business on April 1, 2002 are the stockholders entitled to vote at the Meeting and any adjournments or postponements of the Meeting.

        A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for any purpose germane to the Meeting, at the main office of the Company located at 801 West Madison Street, Chicago, Illinois, during the ten days prior to the Meeting as well as at the Meeting.

By Order of the Board of Directors

Very truly yours,

Mitchell Feiger President and Chief Executive Officer

Chicago, Illinois April 18, 2002

  IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

MB Financial, Inc.
801 West Madison Street
Chicago, Illinois 60607
(773) 278-4040

ANNUAL MEETING OF STOCKHOLDERS
May 15, 2002

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of MB Financial, Inc., a Maryland corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the branch office of MB Financial Bank, N.A. located at 7222 West Cermak Road, North Riverside, Illinois at 4:00 p.m., local time, on Wednesday, May 15, 2002, and all adjournments and postponements of the Meeting.

        The accompanying Notice of Annual Meeting and proxy and this Proxy Statement are first being mailed to stockholders on or about April 18, 2002.

        At the Meeting, stockholders of the Company will be asked to consider and vote upon (i) the election of six directors of the Company, each for a three-year term, and (ii) the approval of an amendment to the Company's 1997 Omnibus Incentive Plan (the "Omnibus Incentive Plan") to increase the total number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be utilized for awards under the plan from 1,000,000 to 2,500,000.

        The Company was incorporated in 2001 in connection with the merger of equals (the "MB-MidCity Merger") between MB Financial, Inc., a Delaware corporation ("Old MB Financial"), and MidCity Financial Corporation, a Delaware corporation ("MidCity Financial"). The MB-MidCity Merger was completed on November 6, 2001, and was effected by the merger of each of Old MB Financial and MidCity Financial into the Company, with the Company as the surviving entity. After completion of the MB-MidCity Merger, Old MB Financial's subsidiary bank, Manufacturers Bank, and MidCity Financial's subsidiary banks based in Illinois, The Mid-City National Bank of Chicago, First National Bank of Elmhurst and First National Bank of Morton Grove, were merged. The Mid-City National Bank of Chicago was the surviving institution and was renamed and now operates as MB Financial Bank, N.A. (referred to in this Proxy Statement as the "Bank"). MidCity Financial's other subsidiary banks, Abrams Centre National Bank, based in Dallas, Texas, and Union Bank, N.A., based in Oklahoma City, Oklahoma, are held as separate subsidiaries of the Company.

        This is the Company's first proxy statement and annual meeting of stockholders since the completion of the MB-MidCity Merger. Thus, certain information in this Proxy Statement relates to Old MB Financial and MidCity Financial and their respective subsidiaries prior to the MB-MidCity Merger.

Vote Required and Proxy Information

        All shares of the Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions on such proxies. If no instructions are indicated, properly executed proxies will be voted for the election of the nominees named in this Proxy Statement and for the proposal to amend the Omnibus Incentive Plan. If a nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee named in this Proxy Statement may be unable to serve, if elected. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to be presented at the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

        Directors will be elected by a plurality of the votes cast. The approval of the proposal to amend the Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, stockholders may vote "FOR" all nominees for election or withhold their votes from any one or more nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast. For the proposal to approve the amendment of the Omnibus Incentive Plan, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to this proposal. Proxies marked to abstain and broker non-votes will not be counted as votes cast on this proposal and accordingly will have no effect on the proposal. The holders of a majority of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

        A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Doria Koros, Secretary, MB Financial, Inc., 1200 North Ashland Avenue, Chicago, Illinois 60622.

Voting Securities and Certain Holders Thereof

        Only stockholders of record as of the close of business on April 1, 2002 will be entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each share of Common Stock then held. As of that date, the Company had 17,564,170 shares of Common Stock issued and outstanding. The Company has no other voting securities outstanding.

        The following table sets forth, as of April 1, 2002, certain information as to the beneficial ownership of Common Stock by: (i) those persons or entities known by the Company to beneficially own more than 5% of the Company's outstanding shares of Common Stock; (ii) each director and nominee for election as director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all directors and executive officers as a group. The address for each person listed below is: c/o MB Financial, Inc., 801 West Madison Street, Chicago, Illinois 60607. An asterisk denotes beneficial ownership of less than one percent.

Name of Beneficial Owner	Amount and Nature of Beneficial Onwership(1)	Percent of Class
E. M. Bakwin Chairman of the Board of the Company	1,565,937	8.91%
Robert S. Engelman, Jr. Director	325,523	1.83
Alfred Feiger Vice Chairman of the Board	80,068	*
Mitchell Feiger Director and President and Chief Executive Officer of the Company	292,810	1.65
Burton J. Field Director and Vice President of the Company; President and Chief Executive Officer of the Bank	89,129	*

Name of Beneficial Owner	Amount and Nature of Beneficial Onwership(1)	Percent of Class
Lawrence E. Gilford Director	109,199	*
Richard I. Gilford Director	157,512	*
James N. Hallene Director	762	*
Thomas H. Harvey Director	1,611,817	9.18
Patrick Henry Director	1,498,753	8.53
Leslie S. Hindman Director	441	*
Richard J. Holmstrom Director	40,720	*
David L. Husman Director	125,150	*
Clarence Mann Director	226,703	1.28
Ronald D. Santo Director and Vice President of the Company; Chairman and Group President of the Bank	80,153	*
Eugene Sawyer Director	460	*
Kenneth A. Skopec Vice Chairman of the Board	55,279	*
William F. McCarty III Executive Vice President of the Bank	43,070	*
Thomas D. Panos Executive Vice President and Chief Lending Officer of the Bank	80,451	*
Directors and executive officers as a group (22 persons)	6,444,528	35.68

(1)
Includes shares held directly, in retirement accounts, in the Company's deferred compensation plan, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes shares subject to options which are currently exercisable or which will become exercisable within 60 days of April 1, 2002, as follows: Mr. Bakwin—619 shares; Mr. Engelman—220,914 shares, Mr. Alfred Feiger—12,274 shares; Mr. Mitchell Feiger—94,716 shares; Mr. Field—14,707 shares; Mr. Lawrence Gilford—12,649 shares; Mr. Richard Gilford—13,912 shares; Mr. Hallene—532 shares; Ms. Hindman—211 shares; Mr. Holmstrom—529 shares; Mr. Husman—11,453 shares; Mr. Mann—13,253; Mr. Santo—298 shares; Mr. Panos—40,200 shares; and all directors and executive officers as a group—496,858 shares.

PROPOSAL I.    ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of seventeen members. The Board is divided into three classes, with approximately one-third of the directors serving in each class. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

        The following table sets forth certain information regarding the Company's Board of Directors, including each director's term of office. The Board of Directors, acting on the recommendation of the Nominating Committee, has approved the nominees identified in the following table. Except as described below under "Merger-Related Management Provisions," there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

Name	Age	Position(s) Held in the Company	Director Since(1)	Term to Expire
NOMINEES
Burton J. Field	66	Director and Vice President of the Company; President and Chief Executive Officer of the Bank	1992	2005
Lawrence E. Gilford	78	Director	1992	2005
Patrick Henry	61	Director	1981	2005
Richard J. Holmstrom	43	Director	1998	2005
Clarence Mann	77	Director	1992	2005
Kenneth A. Skopec	67	Vice Chairman of the Board	1981	2005
DIRECTORS WHOSE TERMS EXPIRE IN 2003 and 2004
Robert S. Engelman, Jr.	60	Director	1993	2003
Alfred Feiger	76	Vice Chairman of the Board	1992	2003
Richard I. Gilford	77	Director	1992	2003
Thomas H. Harvey	40	Director	1995	2003
Ronald D. Santo	58	Director and Vice President of the Company; Chairman and Group President of the Bank	1990	2003
Eugene Sawyer	67	Director	1991	2003
E. M. Bakwin	73	Director	1981	2004
Mitchell Feiger	43	Director and President and Chief Executive Officer of the Company	1992	2004
James N. Hallene	40	Director	2000	2004
Leslie S. Hindman	46	Director	1998	2004
David L. Husman	67	Director	1992	2004

(1)
Denotes year in which the individual first became a director of Old MB Financial or MidCity Financial. Each individual has served as a director of the Company since 2001, the year in which the MB-MidCity Merger was completed. Prior to the MB-MidCity Merger, Directors Field, Lawrence Gilford, Mann, Engelman, Alfred Feiger, Richard Gilford, Mitchell Feiger and Husman served as directors of Old MB Financial, and Directors Henry, Holmstrom, Skopec, Harvey, Santo, Sawyer, Bakwin, Hallene and Hindman served as directors of MidCity Financial. For the former Old MB Financial directors, includes service on the board of directors of Coal City Corporation, which was merged into Old MB Financial (known prior to that merger as Avondale Financial Corp.) in a merger of equals transaction in February 1999 (the "Coal City Merger"). While Avondale Financial Corp., renamed MB Financial, Inc., was the legal survivor of the Coal City Merger, Coal City Corporation was the survivor for accounting purposes.

        The business experience for at least the past five years of each nominee and standing member of the Board of Directors is set forth below.

NOMINEES

        Burton J. Field.    Mr. Field is the President and Chief Executive Officer of the Bank and Vice President of the Company. Mr. Field also is a director of the Bank. Prior to the MB-MidCity Merger, Mr. Field served as President and Chief Executive Officer of Manufacturers Bank since 1983 and as a director of Manufacturers Bank since 1977. Mr. Field has over 40 years of banking and finance experience, mainly in the areas of commercial lending and leasing. Mr. Field joined Manufacturers Bank in 1970.

        Lawrence E. Gilford.    Mr. Gilford has over 50 years of banking experience, having served in various executive capacities during such period. He also served as a director of the seven banks that were owned by Affiliated Banc Group, Inc. ("Affiliated Banc Group"), a bank holding company which was sold in 1987, and was President of Affiliated Banc Group's North Shore National Bank. Mr. Gilford served as President of the Chicago Chapter of the Illinois Bankers Association, is a trustee of the Rush North Shore Medical Center, and is a Board Member of the Chicago Chapter of the Jewish Community Center and the Jewish Federation of Palm Springs, California. Lawrence Gilford is the cousin of Richard Gilford.

        Patrick Henry.    Mr. Henry has served as Chairman of the Board of Verado Energy, Inc., an independent oil and gas company, since 1987. In addition to serving as a director of MidCity Financial from 1981 until completion of the MB-MidCity Merger, Mr. Henry served as a director of The Mid-City National Bank of Chicago from 1976 until the MB-MidCity Merger. Mr. Henry is Mr. Bakwin's first cousin by marriage.

        Richard J. Holmstrom.    Mr. Holmstrom has since 1995 been a partner in and is a co-founder of Menlo Equities LLC, a private investment firm.

        Clarence Mann.    Mr. Mann has over 50 years of banking experience, having served in various executive capacities during such period. Mr. Mann also served as a director of the seven banks that were owned by Affiliated Banc Group and was President of both Franklin Park Bank and First State Bank of Franklin Park, both of which were owned by Affiliated Banc Group.

        Kenneth A. Skopec.    Mr. Skopec is a Vice Chairman of the Board of the Company and a director of the Bank. Prior to the MB-MidCity Merger, Mr. Skopec served as President of MidCity Financial since 1981, Chief Executive Officer and a director of The Mid-City National Bank of Chicago since 1965 (Vice Chairman since 1988), and Chairman of the Board of First National Bank of Elmhurst since 1986. Mr. Skopec also serves as a director of the Bank, Union Bank, N.A. and Abrams Centre National Bank.

STANDING BOARD MEMBERS

        Robert S. Engelman, Jr.    Mr. Engelman served as Chairman of the Board of Old MB Financial prior to the MB-MidCity Merger. He joined Old MB Financial (then known as Avondale Financial Corp.) in January 1993 as President, Chief Executive Officer and a director and served as President and Chief Executive Officer until the completion of the Coal City Merger in February 1999. Prior to joining Old MB Financial (then known as Avondale Financial Corp.), Mr. Engelman was the Chairman of the Board and Chief Executive Officer of University Financial Corporation and its wholly-owned subsidiary, First Federal of Elgin, FSA, Elgin, Illinois.

        Alfred Feiger.    Mr. Feiger is a Vice Chairman of the Board of the Company. Mr. Feiger served as Chairman of the Board of Coal City Corporation until the completion of the Coal City Merger in February 1999 and also served as Chief Executive Officer of Coal City Corporation until October 1998. After the Coal City Merger, he became a director of Old MB Financial. Mr. Feiger has over 50 years of banking and finance company experience, having served in various executive capacities during such period. Mr. Feiger also served as a director of the seven banks that were owned by Affiliated Banc Group and was President of Affiliated Banc Group's Western National Bank of Cicero. Alfred Feiger is Mitchell Feiger's father.

        Richard I. Gilford.    Mr. Gilford has over 50 years of banking experience, having served in various executive capacities during such period. Mr. Gilford also served as a director of the seven banks that were owned by Affiliated Banc Group and was Chairman of the Board of Affiliated Asset-Based Lending Services, a subsidiary of Affiliated

Banc Group. Mr. Gilford is a trustee of Mt. Sinai Hospital in Chicago. Mr. Gilford also serves as a director of the Bank. Richard Gilford is the cousin of Lawrence Gilford.

        Thomas H. Harvey.    Mr. Harvey is the Environment Program Director of the William and Flora Hewlett Foundation. Mr. Harvey is Mr. Bakwin's first cousin once removed.

        Ronald D. Santo.    Mr. Santo is Chairman and Group President of the Bank and Vice President of the Company. Prior to the MB-MidCity Merger, Mr. Santo served as Executive Vice President and Secretary of MidCity Financial since 1998 and 1981, respectively, and as President and a director of The Mid-City National Bank of Chicago since 1998 and 1988, respectively. In addition, prior to the MB-MidCity Merger, Mr. Santo served as Chief Executive Officer and a director of First National Bank of Elmhurst since 1986, and Vice Chairman of the Board of First National Bank of Elmhurst since 1993.

        Eugene Sawyer.    In addition to serving as a director of MidCity Financial from 1991 until completion of the MB-MidCity Merger, Mr. Sawyer served as a director of The Mid-City National Bank of Chicago from 1989 until the MB-Mid-City Merger. Mr. Sawyer is a former Mayor of the City of Chicago.

        E.M. Bakwin.    Mr. Bakwin is Chairman of the Board of the Company and a director of the Bank. Prior to the MB-MidCity Merger, Mr. Bakwin served as Chairman of the Board and Chief Executive Officer of MidCity Financial since 1981, and as a director of The Mid-City National Bank of Chicago since 1961 (Chairman since 1967), and First National Bank of Morton Grove since 1982. Mr. Bakwin also serves as a director of the Bank, Union Bank, N.A., and Abrams Centre National Bank. Mr. Bakwin is Mr. Harvey's first cousin once removed and Mr. Henry's first cousin by marriage.

        Mitchell Feiger.    Mr. Feiger is President and Chief Executive Officer of the Company, positions he held with Old MB Financial from February 1999 until completion of the MB-MidCity Merger. Mr. Feiger also serves as a director of the Bank, Union Bank, N.A. and Abrams Centre National Bank. Mr. Feiger began his career with Touche Ross & Company in 1982, and then in 1984 joined Affiliated Banc Group where he worked in various capacities until eventually becoming Executive Vice President of Affiliated Banc Group. From 1992 until the completion of the Coal City Merger in February 1999, Mr. Feiger served as President and a director of Coal City Corporation. He also served as Chief Executive Officer of Coal City Corporation from October 1998 until completion of the Coal City Merger.

        James N. Hallene.    Mr. Hallene founded Capital Concepts, LLC, a private equity investment firm, in 1999 and currently serves as its principal. From 1983 to 1999, Mr. Hallene worked in various capacities for First Chicago Corporation and last held the position of Group Head of Private Banking at American National Bank and Trust Company of Chicago. He currently serves as a director of Olsen Engineering, L.P. and DNJ Capital Partners, LLC.

        Leslie S. Hindman.    Ms. Hindman is President of Leslie Hindman, Inc. Ms. Hindman served as Chairman of Eppraisals.com from 1999 to June 2001 and was the President of Sotheby's Midwest auction facility from 1997 to 1999. In addition, she is the host of the television shows "At the Auction with Leslie Hindman" and "The Appraisal Fair." Ms. Hindman also is a syndicated columnist with the Chicago Tribune.

        David L. Husman.    Mr. Husman has served as a director of the seven banks that were owned by Affiliated Banc Group. Mr. Husman is an attorney and is in the real estate and investment business. He serves as Chairman of Equibase Capital Partners, a real estate investment company.

Executive Officers

        Set forth below is a description of the business experience for at least the past five years of each executive officer who is not also a director of the Company.

        William F. McCarty III.    Mr. McCarty, age 44, is Executive Vice President and a director of the Bank. Prior to the MB-MidCity Merger, Mr. McCarty served as Senior Vice President of MidCity Financial since 1998, President and a director of First National Bank of Morton Grove since 1992, and Chief Executive Officer and Chairman Pro Tem of the Board of First National Bank of Morton Grove since 1997. He also served as a director of The Mid-City National Bank of Chicago. Mr. McCarty joined The MidCity National Bank of Chicago in 1982 and has over 22 years of experience in the banking industry.

        Thomas D. Panos.    Mr. Panos, age 45, is Executive Vice President, Chief Lending Officer and a director of the Bank. Prior to the MB-MidCity Merger, Mr. Panos served as Executive Vice President and Chief Lending Officer and a director of Manufacturers Bank since March 1996. Mr. Panos served as Senior Vice President and Manager of Corporate Banking (in Illinois) for First Bank System from 1994 to 1996, and he served Boulevard Bank in various lending and management capacities since 1982. Mr. Panos has over 24 years of banking experience.

        Jill E. York.    Ms. York, age 38, is Vice President and Chief Financial Officer of the Company and Senior Vice President, Chief Financial Officer and a director of the Bank. Prior to the MB-MidCity Merger, she served as Vice President and Chief Financial Officer of Old MB Financial since joining Old MB Financial in August 2000, and also served as Senior Vice President, Chief Financial Officer and a director of Manufacturers Bank. Ms. York previously served as a partner with the public accounting firm of McGladrey & Pullen, LLP. She was in public accounting for 15 years and is a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

        Thomas P. FitzGibbon, Jr.    Mr. FitzGibbon, age 57, is Senior Vice President, Chief Retail Banking Officer and a director of the Bank. Prior to the MB-MidCity Merger, he served as Senior Vice President and Chief Retail Banking Officer of Manufacturers Bank, holding the position of Chief Retail Banking Officer since May 2000 and the title of Senior Vice President since the merger of Manufacturers Bank with Avondale Federal Savings Bank in February 1999 in connection with the Coal City Merger. He also serves as President of Manufacturers Community Development Corporation, a subsidiary of the Bank. Prior to the merger of Manufacturers Bank with Avondale Federal Savings Bank, Mr. FitzGibbon served as Vice President of Avondale Federal Savings Bank from the time of joining Avondale in 1995. Mr. FitzGibbon served as Vice President of Comerica Bank-Illinois from 1990-1995 and Executive Vice President and Chief Lending Officer of Columbia First Bank, FSB, Arlington, Virginia, from 1985 to 1990. Mr. FitzGibbon has been a principal officer in the banking industry since 1970. Mr. FitzGibbon currently serves as a member of the Federal Reserve Board Consumer Advisory Council.

        Jeffrey L. Husserl.    Mr. Husserl, age 41, is Senior Vice President, Chief Human Resources Officer and a director of the Bank. Prior to the MB-MidCity Merger, he served as Senior Vice President and Chief Human Resources Officer of Manufacturers Bank, positions he held since joining Manufacturers Bank in 1999. From 1994 until joining Manufacturers Bank in 1999, Mr. Husserl served as Director of Human Resources for Allied Van Lines. Mr. Husserl came to Manufacturers Bank with 17 years of experience in various industries, including manufacturing, transportation and financial services.

Merger-Related Management Provisions

        Pursuant to the merger agreement for the MB-MidCity Merger and as provided in the Company's bylaws, a number of special management provisions will apply until either the third annual meeting of stockholders of the Company held after the MB-MidCity Merger or the consummation of a business combination approved by two-thirds of the entire board of directors of the Company resulting in the stockholders of the Company owning less than 51% of the resulting entity (whichever occurs first). These provisions include, among others, the following:

  •
  The boards of directors of Old MB Financial and MidCity Financial designated the individuals to serve as directors of the Company after the MB-MidCity Merger. The Old MB Financial board selected eight directors and the MidCity Financial board selected nine.

  •
  Mr. Feiger was appointed President and Chief Executive Officer of the Company and Mr. Bakwin was named Chairman of the Board.

  •
  Subject to the fiduciary duties of the Company's directors, all incumbent directors, other than any director appointed to fill a vacancy created by an increase in the size of the board, are to be nominated for re-election upon the expiration of their terms.

        The management provisions relating to the MB-MidCity Merger are set forth in their entirety in Article II, Section 10 of the Company's bylaws.

Meetings and Committees of the Board of Directors

        The Company's Board of Directors has standing Executive, Compliance and Audit, and Organization and Compensation Policy Committees, which meet and act in conjunction with the comparable committees of the Bank's Board of Directors. The Company's Board of Directors also has a Nominating Committee.

        During the year ended December 31, 2001, after the MB-MidCity Merger, the Board of Directors of the Company met two times. Prior to the MB-MidCity Merger, the boards of directors of Old MB Financial and MidCity Financial met nine and 13 times, respectively, and no nominee or standing director of the Company attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he or she was a member.

        The Company's Executive Committee generally exercises the powers of the full Board of Directors between Board meetings. The Executive Committee is comprised of Directors Harvey (Chairman), Bakwin, Engelman, A. Feiger, M. Feiger, R. Gilford, Henry, and Holmstrom. During 2001, the Executive Committee did not meet after the MB-MidCity Merger.

        The Compliance and Audit Committee is responsible for recommending the selection of the independent auditors of the Company and the Bank and meeting with the independent auditors to outline the scope and review the results of the annual audit. The Compliance and Audit Committee also meets with the Bank's internal auditor on a periodic basis. The Compliance and Audit Committee is comprised of Directors Henry (Chairman), L. Gilford, R. Gilford, Hallene, Holmstrom and Mann. During 2001, this committee held one meeting after the MB-MidCity Merger.

        The Organization and Compensation Committee is responsible for the design and administration of the overall compensation program. In addition, the committee reviews and approves all executive officers' compensation plans, evaluates executive performance, grants awards under the Omnibus Plan and considers other related matters. The Organization and Compensation Committee includes Directors Engelman (Chairman), L. Gilford, Hallene, Henry, Holmstrom and Mann. During 2001, the Organization and Compensation Committee met one time after the MB-MidCity Merger.

        The Nominating Committee meets annually in order to recommend to the Board of Directors nominees for election to the Board. The Nominating Committee is comprised of Directors Harvey (Chairman), Bakwin, Engelman, A. Feiger, M. Feiger, R. Gilford, Henry and Holmstrom. While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations.

        Pursuant to Article I, Section 6 of the Company's bylaws, nominations for election as directors by stockholders must be made in writing and delivered to the Secretary of the Company not less than 90 days or more than 120 days prior to the date of the stockholders' meeting. If, however, less than 100 days' notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by the Company not later than the close of business on the tenth day after the day on which notice of the date of the meeting is mailed or the day on which public announcement of the date of the meeting is first made by the Company, whichever occurs first. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.

Director Compensation

        During 2001, prior to the MB-MidCity Merger, each director of the Company served as a director of Old MB Financial or MidCity Financial. The non-employee directors of the Company who served as directors of Old MB Financial were paid the following fees for 2001: (i) an annual retainer of $15,000; (ii) an annual fee of $2,500 for each director serving as a committee chairman; (iii) $1,000 per board meeting attended; and (iv) $250 per committee meeting attended. All board and committee fees could be paid in the form of cash, common stock or options to purchase common stock; however, at least 50% of the annual retainer and meeting fees was required be taken in the form of common stock or options to purchase common stock. All fees for 2001 were deferrable pursuant to the Company's deferred compensation plan. During 2001, the directors of the Company who served as directors of MidCity Financial received $2,400 per board meeting attended and each non-employee director received $700 per committee meeting attended.

        For 2002, the fees payable to the Company's directors are as follows: (i) an annual retainer of $5,000; (ii) $2,000 per regular board meeting attended and $1,000 per special board meeting attended; (iii) $700 per committee meeting attended, provided that the committee chairperson receives $1,000 per committee meeting attended and members of the Executive Loan Committee receive $300 for each meeting of that committee attended. Non-employee directors who serve as directors of the Bank, Abrams Centre National Bank and Union Bank, N.A. also receive fees for attending meetings of the boards of directors and board committees of those banks, ranging from $400 to $800 per meeting attended. All fees for 2002 can be paid in the form of cash, common stock or options to purchase common stock. All fees for 2002 are deferrable pursuant to the Company's deferred compensation plan.

Executive Compensation

        The following table sets forth information concerning the compensation paid to: (i) Mitchell Feiger, the Company's President and Chief Executive Officer; (ii) the four highest earning executive officers of the Company and the Bank as of December 31, 2001, based on salary and bonus for 2001 (Messrs. Field, Santo, Panos and McCarty); and (iii) Messrs. Bakwin and Skopec, who served as Chairman and Chief Executive Officer and President, respectively, of MidCity Financial prior to the MB-MidCity Merger. These individuals are sometimes referred to in this Proxy Statement as the Named Executive Officers. The compensation information in the table below relates to compensation paid by the Company after the MB-MidCity Merger and by Old MB Financial or MidCity Financial prior to the MB-MidCity Merger. The MB-MidCity Merger was completed on November 6, 2001.

Summary Compensation Table

							Long-Term Compensation Awards
	Annual Compensation								Securities Underlying Options/ SARs (#)(10)
					Other Annual Compensation ($)(9)		Restricted Stock Award(s) ($)			All Other Compensation ($)
Name and Principal Position	Calendar Year	Salary ($)	Bonus ($)
Mitchell Feiger (1) President and Chief Executive Officer of the Company	2001 2000 1999	$325,000 325,000 325,000	$292,500 180,000 154,375		$	— — —	$	— — —	17,298 25,000 27,000	$58,616 59,577 47,135	(11)
E.M. Bakwin (2) Chairman of the Board and Retired Chief Executive Officer of MidCity Financial	2001 2000 1999	328,000 328,000 314,000	260,000 240,000 220,000			— — —		— — —	619 — —	1,472,992 57,470 56,670	(12)
Burton J. Field (3) Vice President of the Company and President and Chief Executive Officer of the Bank	2001 2000 1999	400,000 400,000 345,000	151,800 132,250 102,125			— — —		— — —	6,548 8,104 6,305	64,941 53,846 65,601	(13)
Ronald D. Santo (4) Vice President of the Company and Chairman and Group President of the Bank	2001 2000 1999	210,000 200,000 192,500	445,000 135,000 125,000	(8)		— — —		— — —	298 — —	66,865 45,500 44,700	(14)
Thomas D. Panos (5) Executive Vice President and Chief Lending Officer of the Bank	2001 2000 1999	165,533 157,500 150,000	134,055 86,625 62,700			— — —		— — —	8,300 10,500 13,000	26,219 23,797 21,651	(15)
William F. McCarty III (6) Executive Vice President	2001 2000 1999	175,000 153,750 135,000	75,000 60,000 50,000			— — —		— — —	— — —	34,400 33,375 30,625	(16)
Kenneth A. Skopec (7) Vice Chairman of the Board and Retired President of MidCity Financial	2001 2000 1999	380,000 380,000 366,000	260,000 240,000 220,000			— — —		— — —	— — —	1,664,663 74,000 72,730	(17)

(1)
Mr. Feiger served as President and Chief Executive Officer of Old MB Financial prior to the MB-MidCity Merger and continued to hold these titles with the Company upon completion of the MB-MidCity Merger.

(2)
Mr. Bakwin served as Chairman and Chief Executive Officer of MidCity Financial until his retirement upon completion of the MB-MidCity Merger and became Chairman of the Board of the Company upon completion of the MB-MidCity Merger.

(3)
Mr. Field served as President and Chief Executive Officer of Manufacturers Bank prior to the MB-MidCity Merger and became President and Chief Executive Officer of the Bank and Vice President of the Company after the MB-MidCity Merger.

(4)
Mr. Santo served as Executive Vice President and Secretary of MidCity Financial and President of The Mid-City National Bank of Chicago prior to the MB-MidCity Merger and became Vice President of the Company and Chairman and Group President of the Bank after the MB-MidCity Merger.

(5)
Mr. Panos served as Executive Vice President and Senior Lending Officer of Manufacturers Bank before the MB-MidCity Merger and became Executive Vice President and Chief Lending Officer of the Bank after the MB-MidCity Merger.

(6)
Mr. McCarty served as Senior Vice President of MidCity Financial and President and Chief Executive Officer of First National Bank of Morton Grove before the MB-MidCity Merger and became Executive Vice President of the Bank upon completion of the MB-MidCity Merger.

(7)
Mr. Skopec served as President of MidCity Financial and Chief Executive Officer of The Mid-City National Bank of Chicago until his retirement upon completion of the MB-MidCity Merger and became Vice Chairman of the Board of the Company upon completion of the MB-MidCity Merger.

(8)
This bonus amount for Mr. Santo includes a $300,000 signing bonus pursuant to his employment agreement, which became effective on the date of the MB-MidCity Merger. The employment agreement provides that the net after-tax amount of the signing bonus is subject to forfeiture on a prorated basis under certain circumstances if Mr. Santo voluntarily terminates his employment or is terminated for cause prior to the end of the agreement term. See "Employment Agreements-Employment Agreement with Ronald D. Santo."

(9)
Pursuant to SEC rules, the table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.

(10)
Represents incentive and non-qualified stock options granted pursuant to the Omnibus Incentive Plan.

(11)
Includes automobile allowance of $9,749, non-qualified supplemental retirement benefits of $29,430, supplemental health plan benefits of $4,153 and 401(k) matching and profit sharing contribution of $13,784. Also includes director fees for service after the MB-MidCity Merger of $1,500, which were deferred pursuant to the Company's deferred compensation plan and for which, in lieu of cash, Mr. Feiger was allocated 58 shares of Company Common Stock to his plan account. Does not include director fees for service after the MB-MidCity Merger for which, in lieu of cash, Mr. Feiger was granted options pursuant to the Omnibus Incentive Plan to purchase 298 shares of Company Common Stock. These options are included under the heading "Securities Underlying Options/SARs" for 2001.

(12)
Includes profit sharing benefits of $17,000, supplemental profit sharing benefits of $34,838, and supplemental life insurance plan benefits of $2,010. Also includes payment of $1,398,694 upon completion of MB-MidCity Merger pursuant to his change in control severance agreement with MidCity Financial. In addition, includes $20,450 of director fees paid in cash, $16,800 of which was paid for service as a director of MidCity Financial prior to the MB-MidCity Merger. Does not include director fees for service after the MB-MidCity Merger for which, in lieu of cash, Mr. Bakwin was granted options pursuant to the Omnibus Incentive Plan to purchase 619 shares of Company Common Stock. These options are included under the heading "Securities Underlying Options/SARs" for 2001.

(13)
Includes automobile allowance of $5,606, non-qualified supplemental retirement benefits of $31,278, supplemental health plan benefits of $12,773 and 401(k) matching and profit sharing contribution of $13,784. Also includes director fees for service after the MB-MidCity Merger of $1,500, which were deferred pursuant to the Company's deferred compensation plan and for which in lieu of cash, Mr. Field was allocated 58 shares of Company Common Stock to his plan account. Does not include director fees for service after the MB-MidCity Merger for which, in lieu of cash, Mr. Field was granted options pursuant to the Omnibus Incentive Plan to purchase 298 shares of Company Common Stock. These options are included under the heading "Securities Underlying Options/SARs" for 2001.

(14)
Includes automobile allowance of $11,400, profit sharing benefits of $17,000, supplemental profit sharing benefits of $17,000 and supplemental life insurance plan benefits of $3,165. Also includes director fees of $16,800 paid in cash for service as a director of MidCity Financial prior to the MB-MidCity Merger and director fees of $1,500 for service after the MB-MidCity Merger, which were deferred pursuant to the

  Company's deferred compensation plan and for which in lieu of cash, Mr. Santo was allocated 58 shares of Company Common Stock to his plan account. Does not include director fees for service after the MB-MidCity Merger for which, in lieu of cash, Mr. Santo was granted options pursuant to the Omnibus Incentive Plan to purchase 298 shares of Company Common Stock. These options are included under the heading "Securities Underlying Options/SARs" for 2001.

(15)
Includes automobile allowance of $3,850, non-qualified supplemental retirement benefits of $8,585, and 401(k) matching and profit sharing contribution of $13,784.

(16)
Includes automobile allowance of $11,400, profit sharing benefits of $17,000 and supplemental profit sharing benefits of $6,000.

(17)
Includes automobile allowance of $9,673, profit sharing benefits of $17,000, supplemental profit sharing benefits of $39,271, and supplemental life insurance plan benefits of $4,363. Also includes payment of $1,572,073 upon completion of MB-MidCity Merger pursuant to his change in control severance agreement with MidCity Financial. In addition, includes director fees of $16,800 paid in cash for service as a director of MidCity Financial prior to the MB-MidCity Merger and director fees for service after the MB-MidCity Merger of $5,483, for which, in lieu of cash, Mr. Skopec was allocated 215 shares of Company Common Stock.

Stock Options

Option Grants in 2001

        The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during 2001 under the Omnibus Incentive Plan. The options were granted prior to the MB-MidCity Merger as options to purchase shares of Old MB Financial common stock and, upon completion of the MB-MidCity Merger, converted into options to purchase the same number of shares of Company Common Stock at the same exercise price.

        In addition to providing the number of shares subject to options granted to the Named Executive Officers listed in the Summary Compensation Table, the following table discloses the range of potential realizable values at various assumed appreciation rates. The table discloses for the Named Executive Officers the gain or "spread" that would be realized at the end of the option term for the options granted during 2001, if the price of the Common Stock appreciates annually by the percentage levels indicated from the market price on the date of grant.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
			% of Total Options Granted to Employees in Fiscal 2001
				Exercise Price Per Share	Expiration Date
Name						5.00%	10.00%
Mitchell Feiger	17,000 298	(1) (2)	11.11 0.19%	$25.340 25.475	07/31/11 12/31/06	$270,912 2,097	$686,545 4,635
E.M. Bakwin	619	(2)	0.40	25.475	12/31/06	4,357	9,627
Burton J. Field	6,250 298	(1) (2)	4.08 0.19	25.340 25.475	07/31/11 12/31/06	99,600 2,097	252,406 4,635
Ronald D. Santo	298	(2)	0.19	25.475	12/31/06	2,097	4,635
Thomas D. Panos	8,300	(1)	5.42	25.340	07/31/11	132,269	335,196
William F. McCarty III	—		—	—	—	—	—
Kenneth A. Skopec	—		—	—	—	—	—

(1)
The option is scheduled to vest 100% on July 31, 2005.

(2)
Option received in lieu of cash as payment of director fees. The option became 100% vested on the date of grant.

Option Exercises, Holdings and Values

        The following table sets forth information with respect to the value of all stock options held at December 31, 2001 by the Named Executive Officers. No stock options were exercised by the Named Executive Officers during the year ended December 31, 2001.

	Number of Shares Underlying Unexercised Options at December 31, 2001		Value of Unexercised "In-the-Money" Options at December 31, 2001
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell Feiger	94,716	17,000	$1,423,680	$31,450
E.M. Bakwin	619	—	1,062	—
Burton J. Field	14,707	6,250	209,926	11,563
Ronald D. Santo	298	—	511	—
Thomas D. Panos	51,222	8,300	776,480	15,355
William F. McCarty III	—	—	—	—
Kenneth A. Skopec	—	—	—	—

Compensation Policy Committee Interlocks and Insider Participation

        No member of the Compensation Policy Committee is a current or former officer or employee of the Company or any of the Company's subsidiaries; however Director Robert S. Engelman, Jr., a member of the Committee, is a former employee of Old MB Financial. None of the Company's executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on the Company's Board of Directors or on its Organization and Compensation Policy Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors of the Company and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file reports of ownership and changes of ownership with the Securities and Exchange Commission and to furnish the Company with copies of the reports they file. Based solely on a review of the reports received by the Company, or written representations from certain reporting persons, the Company believes that with respect to 2001 all reports were timely filed.

Employment Agreements

        Employment Agreement with Mitchell Feiger.    The Company has an employment agreement with Mitchell Feiger, its President and Chief Executive Officer. The agreement provides for a three-year term which is extended by one day on a daily basis (so that the term of the agreement is always three years) unless the Company gives notice that the extensions will cease. The agreement entitles Mr. Feiger to an annual base salary of not less than $325,000, discretionary bonuses and participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of the Company and the Bank. This agreement was entered into by Old MB Financial with Mr. Feiger in February 1999, and was assumed by the Company upon completion of the MB-MidCity Merger.

        If within 18 months after a change in control (which occurred upon completion of the MB-MidCity Merger and would occur again in the event of a change in control of the Company or the Bank), Mr. Feiger voluntarily terminates his employment, he will be entitled to receive a lump sum severance amount equal to 299% of his "base amount" (as defined in Section 280G of the Internal Revenue Code) of compensation. He also will be entitled to receive, at his cost, the health and other benefits described in item (2) below. If Mr. Feiger's employment is involuntarily terminated by the Company or the Bank during the term of his agreement, then:

  (1)
  he will receive monthly until the end of the agreement's term 1/12th of his annual salary and 1/12th of the average annual amount of cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination, subject to reduction by the amount of any cash income earned from providing services to another company prior to the end of the agreement's term;

  (2)
  he will for the remainder of his life be entitled to the same health and dental benefits and long-term disability insurance coverage as he would have received if still employed, subject to reduction to the extent he receives equivalent or better benefits from another employer; the cost of these benefits will be borne by the Company prior to the end of the agreement's term and by Mr. Feiger after the end of the agreement's term;

  (3)
  there will be full vesting of any unvested stock options that he holds, which will be exercisable for at least 90 days after the termination;

  (4)
  there will generally be full vesting of any unvested amounts under any other benefit plan in which he is a participant; and

  (5)
  if the involuntary termination occurs within 18 months after a change in control, he also will receive a lump sum severance amount of 299% of his base amount, reduced by the present value of the monthly payments to be made pursuant to the provision described in item (1) above.

        To the extent payment to Mr. Feiger of the lump sum severance amount of 299% of his base amount, whether following a voluntary or an involuntary termination of employment, together with any other payments to Mr. Feiger in connection with the change in control, would result in the payment of a "parachute payment" (as defined in Section 280G of the Internal Revenue Code), then the severance amount will be reduced to avoid the payment of a parachute payment.

        The term "involuntary termination" is defined to include termination of employment by the Company or the Bank (other than for cause or due to death, disability, retirement or specified violations of law) without Mr. Feiger's consent or by Mr. Feiger following a material reduction of or interference with his duties, responsibilities or benefits without his consent. The term "voluntary termination" is defined as termination of employment by Mr. Feiger other than for a reason constituting involuntary termination.

        Employment Agreement with Burton J. Field.    The Bank has an employment agreement with Burton J. Field, its President and Chief Executive Officer. The agreement provides for a three-year term which is extended by one year on an annual basis, unless the Bank gives notice that the term will not be extended. The agreement entitles Mr. Field to an annual base salary of not less than $400,000, discretionary bonuses and participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of the Company and the Bank. This agreement was entered into by Manufacturers Bank, Old MB Financial's wholly owned subsidiary, with Mr. Field in September 1999, and was assumed by the Bank in November 2001 following the MB-MidCity Merger.

        If Mr. Field's employment is involuntarily terminated by the Bank during the term of his agreement, then:

  (1)
  he will receive monthly until the end of the agreement's term 1/12th of his annual salary and 1/12th of the average annual amount of cash bonuses for the two full fiscal years preceding the date of termination, subject to reduction by the amount of any cash income earned from providing services to another company prior to the end of the agreement's term;

  (2)
  he will for the remainder of his life be entitled to the same health and dental benefits and long-term disability insurance coverage as he would have received if still employed, subject to reduction to the extent he receives equivalent or better benefits from another employer and provided that Mr. Field will bear the entire cost of these benefits after the end of the agreement's term;

  (3)
  the Bank will continue to pay the premiums on specified life and disability insurance policies for specified time periods;

  (4)
  there will be full vesting of any unvested stock options that he holds, which will be exercisable for at least one year after the termination;

  (5)
  there will generally be full vesting of any unvested amounts under any other benefit plan in which he is a participant; and

  (6)
  if the involuntary termination occurs within 18 months after a change in control (which occurred upon completion of the MB-MidCity Merger and would occur again in the event of a change in control of the Company or the Bank), he also will receive a lump sum severance amount of 299% of his "base amount" (as defined in Section 280G of the Internal Revenue Code), reduced by the present value of the monthly payments to be made pursuant to the provision described in item (1) above.

        To the extent payment to Mr. Field of the lump sum severance amount of 299% of his base amount, together with any other payments to Mr. Field in connection with the change in control, would result in the payment of a "parachute payment" (as defined in Section 280G of the Internal Revenue Code), then the severance amount will be reduced to avoid the payment of a parachute payment. The term "involuntary termination" has the same meaning as under Mr. Feiger's employment agreement.

        Employment Agreement with Ronald D. Santo.    Effective as of November 6, 2001, the date of completion of the MB-MidCity Merger, the Bank entered into a three-year employment agreement with Ronald D. Santo, Chairman and Group President of the Bank. The agreement provides for a minimum annual base salary of $250,000, a minimum guaranteed annual bonus of $60,000 (so long as a bonus is awarded to any executive officer of the Bank for that year) and a signing bonus of $300,000, subject to forfeiture of the net after-tax amount on a prorated basis if Mr. Santo voluntarily terminates his employment (in a manner that does not constitute "involuntary termination," as described below) or is terminated for cause prior to the end of the agreement term. The agreement also provides for participation in benefit plans to the same extent as the other executive officers of the Bank, option grants under the Company's Omnibus Incentive Plan to the extent options are granted to any executive officer of the Bank in a given year and the continued payment by the Bank of premiums on a supplemental life insurance policy maintained for the benefit of Mr. Santo.

        If Mr. Santo's employment is involuntarily terminated by the Bank during the term of his agreement, other than under the circumstances entitling him to change in control severance benefits as described below, then:

  (1)
  he will receive monthly until the end of the agreement's term 1/12th of his annual salary and 1/12th of the average annual amount of cash bonuses for the two full fiscal years preceding the date of termination;

  (2)
  he will until age 65 or the current Medicare eligibility age be entitled to the same health and dental benefits as he would have received if still employed, subject to reduction to the extent he receives equivalent or better benefits from another employer and provided that Mr. Santo will bear the entire cost of these benefits after the end of the agreement's term; additionally, upon his attaining age 65 or the current Medicare eligibility age, he and his spouse will, provided he meets specified Medicare eligibility criteria, receive coverage under a Medicare Supplemental Insurance Plan and a long term care insurance plan, with the Bank bearing the annual cost of premiums up to $10,000;

  (3)
  there will be full vesting of any unvested amounts under certain benefit plans in which he is a participant;

  (4)
  he will have the opportunity to purchase the key man life insurance policy maintained for him by the Bank for its then cash surrender value and transfer ownership to himself of the supplemental life insurance policy maintained for his benefit by the Bank at no cost to him (i.e., without having to pay the cash surrender value); and

  (5)
  the Bank will continue to provide during the remaining term of the agreement the group term life insurance benefit maintained for Mr. Santo at the same premium cost to him, or, if the Bank is unable to provide such group term life insurance, Mr. Santo will be entitled to convert such coverage to an individual insurance policy.

        If Mr. Santo's employment is involuntarily terminated within 24 months after a change in control of the Bank, then in lieu of the involuntary termination severance benefits described in items (1)-(5) above and in lieu of any other severance benefits to which he may otherwise be entitled under any other severance or termination plan or arrangement of the Bank, he will receive the following change in control severance benefits:

  (1)
  a lump sum amount in cash equal to his annual base salary multiplied by 2.99;

  (2)
  $299,000 payable in a lump sum;

  (3)
  a lump sum amount equal to his average annual bonus over the prior three fiscal years, multiplied by 2.99;

  (4)
  immediate vesting and payment of his benefits, to the extent allows under the applicable plan, under all non-qualified retirement plans of the Bank and its affiliates in which he participates;

  (5)
  the continuation for three years of the group term life insurance benefit maintained for Mr. Santo at the same premium cost to him, or, if the Bank is unable to provide such group term life insurance, Mr. Santo will be entitled to convert such coverage to an individual insurance policy;

  (6)
  the same health benefits he would receive if his employment were involuntarily terminated under circumstances other than those entitling him to change in control severance benefits; and

  (7)
  he will have the opportunity to purchase the key man life insurance policy maintained for him by the Bank for its then cash surrender value and transfer ownership to himself of the supplemental life insurance policy maintained for his benefit by the Bank at no cost to him (i.e., without having to pay the cash surrender value).

        In addition, Mr. Santo will be entitled to the change in control severance benefits described above if: (1) within 24 months after a change in control of the Bank, a successor to the Bank fails to assume the Bank's obligations under the agreement; (2) within 24 months after a change in control of the Bank, the Bank or any successor to the Bank materially breaches any provision of the agreement and does not timely cure the breach; or (3) Mr. Santo's employment is involuntary terminated during the term of the agreement within six months prior to a change in control of the Bank and either (1) the termination was at the request or direction of the person which has entered into an agreement with the Bank for a transaction that will result in the change in control or (2) Mr. Santo reasonably demonstrates that the termination is otherwise in connection with or in anticipation of the change in control.

        To the extent the change in control severance benefits under the agreement would result in the payment of a "parachute payment" (as defined in Section 280G of the Internal Revenue Code), such benefits (other than the continuation of the group term life insurance coverage) will be reduced to avoid the payment of an excess parachute payment. The term "involuntary termination" is defined to include termination of employment by the Bank (other than for cause or due to death, disability, retirement or specified violations of law) without Mr. Santo's consent or by Mr. Santo following a specified reduction of or interference with his duties, responsibilities or benefits without his consent.

        Mr. Santo's agreement contains a covenant not to compete with the Bank following his termination of employment in a specified area of the State of Illinois and for a period of time dependent on the circumstances of his termination.

Change in Control Severance Agreements

        On February 19, 2002, the Bank entered into a change in control severance agreement with each of Thomas D. Panos, Executive Vice President, Chief Lending Officer of the Bank and William F. McCarty III, Executive Vice President-Wealth Management, Operations of the Bank. Each agreement is for a three-year term, which will automatically be extended for one year on each February 19. Each agreement provides that if a change in control of the Company or the Bank occurs, and within 24 months thereafter the executive's employment is involuntarily terminated without just cause or the executive voluntarily terminates his or her employment for good reason, he or she will be entitled to receive the following severance benefits:

  (1)
  a lump sum amount in cash equal to the executive's annual base salary multiplied by two;

(2)
a lump sum amount in cash equal to the executive's average annual bonus over the last two complete fiscal years multiplied by two;

(3)
immediate vesting of all of the executive's benefits under all non-qualified retirement plans of the Bank and its affiliates in which the executive participates; and

(4)
continuation of health, dental, long-term disability and group term life insurance coverage at the same premium cost to the executive until the second anniversary of the executive's termination date, subject to earlier discontinuation if the executive receives substantially similar benefits from a subsequent employer.

        In addition, the executive will be entitled to the severance benefits described above if: (1) within 24 months after a change in control of the Company or the Bank, a successor to the Bank fails to assume the Bank's obligations under the agreement; (2) within 24 months after a change in control of the Company or the Bank, the Bank or any successor to the Bank breaches any provision of the agreement; or (3) the executive's employment is involuntary terminated without just cause within six months prior to a change in control that occurs during the term of the agreement and either (1) the termination was at the request or direction of the person which has entered into an agreement with the Bank for a transaction that will result in a change in control or (2) the executive reasonably demonstrates that the termination is otherwise in connection with or in anticipation of the change in control.

        To the extent the severance benefits under the agreement would result in the payment of a "parachute payment" (as defined in Section 280G of the Internal Revenue Code), such benefits (other than the continuation of health and other insurance coverage) will be reduced to avoid the payment of an excess parachute payment. The term "good reason" is defined to include a specified reduction in the executive's duties, responsibilities and compensation and other benefits.

Non-Competition Agreements

        Non-Competition Agreement with Robert S. Engelman, Jr.    The Company has a non-competition agreement with Director Robert S. Engelman, Jr., who served as Chairman of the Board of Directors of Old MB Financial prior to the MB-MidCity Merger and as President and Chief Executive Officer of Old MB Financial (then known as Avondale Financial Corp.) until February 1999. This agreement was entered into by Old MB Financial (then Avondale Financial Corp.) with Mr. Engelman in October 1998 and was assumed by the Company upon completion of the MB-MidCity Merger.

        Under the agreement, Mr. Engelman is paid and will continue to be paid $310,000 per year through January 31, 2004 for his agreement not to compete against the Company in the State of Illinois prior to that date. Mr. Engelman also is entitled under the agreement to receive for his lifetime the same health and other insurance benefits as are provided to the executive officers of the Company, provided that he must reimburse the Company for the cost of premiums attributable to such coverage. The agreement further provides that Mr. Engelman will continue to accrue benefits through January 31, 2004 under the supplemental executive retirement plan in which he is a participant.

        Non-Competition Agreements with E.M. Bakwin and Kenneth A. Skopec.    On the effective date of the MB-MidCity Merger, the Company entered into a non-competition agreement with each of Chairman of the Board E.M. Bakwin and Vice Chairman of the Board Kenneth A. Skopec, who served as Chairman and Chief Executive Officer and President, respectively, of MidCity Financial prior to the MB-MidCity Merger. Under their agreements, Messrs. Bakwin and Skopec are each paid and will each continue to be paid $50,000 per year for five years following the completion of the MB-MidCity Merger (the "non-compete period") in consideration for their agreement not to compete with the Company during the non-compete period in the State of Illinois or in any other state in which the Company or any of its subsidiaries or affiliates maintains an office. The agreements provide that after the expiration of three years following the completion of the MB-MidCity Merger, Messrs. Bakwin and Skopec may each elect to terminate their agreements, in which case they will cease to receive the payments described above.

Organization and Compensation Committee Report on Executive Compensation

        Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale for and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Organization and Compensation Committee of the Company, at the direction of the Company's Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

        General.    The Board of Directors of the Company and the Bank have delegated to the Organization and Compensation Committee the responsibility and authority to oversee the general compensation policies of the Company and the Bank, to establish compensation plans and specific compensation levels for executive officers, and to review the recommendations of management for compensation and benefits for other officers and employees of the Company and the Bank. The Organization and Compensation Committee is composed solely of non-employee directors. Non-employee directors who are not members of the Organization and Compensation Committee also participate in executive compensation decisions by way of review, discussion and ratification of Organization and Compensation Committee recommendations.

        The Organization and Compensation Committee has adopted an executive compensation program designed to: (i) offer competitive compensation packages in order to attract, motivate, retain and reward those key executive officers who are crucial to the long-term success of the Company; (ii) establish a direct link between executive compensation and annual and long-term performance of the Company; and (iii) encourage decision-making that maximizes long-term shareholder value. The Organization and Compensation Committee's primary compensation objective is to ensure that such compensation be tied to the achievement of both short term and longer term goals and objectives established in conjunction with the Company's annual and multi-year planning processes, and to ensure that a significant portion of total compensation is at risk for those executive officers who have significant control over and responsibility for the direction and performance of the Company.

        The Organization and Compensation Committee was formed by the Board of Directors of the Company after the MB-MidCity Merger. Prior to the MB-MidCity Merger, the compensation policies applicable to the executive officers of Old MB Financial and MidCity Financial were established by the compensation committees of their respective boards of directors. Set forth below is a description of the guidelines followed by the compensation committee of the Old MB Financial board of directors in establishing the compensation program for executive officers of Old MB Financial and its subsidiaries for 2001. These guidelines continued to be followed for 2001 after the MB-MidCity Merger by the Organization and Compensation Committee with respect to the executive officers of the Company and its subsidiaries who were employed by Old MB Financial and its subsidiaries prior to the MB-MidCity Merger. Where noted below, the compensation committee of the board of directors of MidCity Financial established similar guidelines for the compensation of executive officers of MidCity Financial and its subsidiaries, which continued to be followed for 2001 after the MB-MidCity Merger by the Organization and Compensation Committee with respect to the executive officers of the Company and its subsidiaries who were employed by MidCity Financial and its subsidiaries prior to the MB-MidCity Merger. The compensation program adopted by the Organization and Compensation Committee for 2002 applies to all executive officers of the Company and the Bank, regardless of whether employed by Old MB Financial or MidCity Financial before the MB-MidCity Merger.

        Executive Compensation Policy.    The compensation package provided to the executive officers of the Company and the Bank is composed principally of base salary, an annual incentive bonus and stock options granted under the Company's Omnibus Incentive Plan. Executive officers also participate in other benefit plans available to all eligible employees and may receive additional benefits such as automobile allowances and other perquisites. A similar package was provided to executive officers of MidCity Financial before the MB-MidCity Merger, except that MidCity Financial did not have a stock option or any other equity incentive plan.

        Base Salary.    It is the policy of the Organization and Compensation Committee to compare executive compensation packages, including base salaries paid or proposed to be paid, with compensation packages and base salaries offered by other financial institutions with total assets, loan origination and performance results comparable to those of the Company and the Bank, as well as to compare the complexities of the positions under consideration with similar jobs in other financial institutions regardless of size. This information is primarily derived from third party sources and proxy statements that provide compensation data and analysis from other publicly held companies. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short term and long term corporate goals and objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his/her management objectives for the plan year, his/her ability to attract highly skilled individuals to the Company and the officer's overall performance in managing his/her area of responsibility. The Organization and Compensation

Committee's decisions are discretionary and no quantifiable formula or weighting of the above-mentioned factors are utilized in the decision-making process. The compensation committee of the MidCity Financial board of directors considered similar factors in determining the base salaries of its executive officers.

        Incentive Bonus Awards.    The annual incentive bonus is designed to ensure that a substantial portion of each executive officer's total compensation remains variable. The purpose of the incentive bonus plan is to more closely align executive performance to the annual and long-term financial and operating performance of the Company and the Bank and to reward officers for the achievement of certain specified goals and objectives. Based on their relative positions in the Company and the Bank, officers are classified into groups, with annual bonus targets (as a percentage of base salary) as recommended by the Chief Executive Officer (other than his own) and agreed upon by the Organization and Compensation Committee. The annual incentive bonus payout has two components: a Company performance goal, based upon certain financial, operational and other business targets; and an individual performance goal. A person's bonus award can range from 0% to 200% of his or her targets (up to 100% of his or her salary) depending on the Company's actual results compared to the Company's targeted results, as well as the officer's individual accomplishments vs. individual goals and objectives. Bonuses are subject to fluctuation from year to year, and the Committee's decisions are subjective and no specific formula is utilized. The Organization and Compensation Committee determines the Chief Executive Officer's incentive bonus; for 2001, this bonus was determined in the manner described below under "Chief Executive Officer."

        Incentive bonus awards were also part of the compensation package for executive officers of MidCity Financial before the MB-MidCity Merger, with the MidCity Financial compensation committee considering the financial and operating performance of MidCity Financial and the individual performance of its executives. These bonuses were determined prior to completion of the MB-MidCity Merger.

        Benefit Plans.    The Organization and Compensation Committee's policy with respect to employee benefit plans is to provide competitive benefits to employees of the Company, including its executive officers. Additionally, the Omnibus Incentive Plan provides employees, including executive officers, with an equity-based incentive to maximize long-term shareholder value. The Organization and Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly-qualified employees. As noted above, the executive officers of MidCity Financial were not provided with equity-based compensation prior to the MB-MidCity Merger.

        Chief Executive Officer.    Under the terms of his employment agreement, the base salary paid to Mitchell Feiger, President and Chief Executive Officer of the Company, for 2001 was $325,000. In examining the base compensation of other executives among peer institutions, the Organization and Compensation Committee determined that the compensation level was proper and consistent with other peer institutions. Because of the much greater size and complexity of the Company following the MB-MidCity Merger (which was completed in November 2001), as compared to Old MB Financial before the MB-MidCity Merger, the Organization and Compensation Committee took action to increase Mr. Feiger's base salary for 2002. Effective January 1, 2002, Mr. Feiger's base salary was increased to $390,000, and effective July 1, 2002, his base salary will increase to $429,000.

        The Organization and Compensation Committee determined that for 2001, the Chief Executive Officer's incentive bonus be targeted at 50% of base salary, and that the bonus have two components: the achievement of short-term Company financial and operational performance goals; and the achievement of longer-term, strategic goals of the Company. This decision was based on the Committee's annual review of third party data as discussed above, and on the review and completion of the Company's 2001 target goals and objectives. Key factors in the achievement of short-term goals were: (i) the Company's operating earnings for 2001; (ii) the growth of the Company's loan portfolio in 2001; (iii) Community Reinvestment Act compliance; (iv) growth in fee income during 2001; and (v) improvement in the Company's efficiency ratio for 2001. The primary determinant on the longer-term side was the Company's continued growth through mergers and acquisitions and the success of the Company's post-transaction integration efforts, including Old MB Financial's acquisition of FSL Holdings in May 2001, and the completion of the merger of equals transaction between Old MB Financial and MidCity Financial in November 2001. Also relevant to the achievement of long-term goals was the significant growth in the Company's market share, the continued progress toward the development of a market-oriented sales culture, the continued growth of the private banking department and the growth experienced by the Bank's corporate cash management business.

        The Organization and Compensation Committee determined that in most cases Mr. Feiger significantly exceeded the short and longer term criteria established in the Old MB Financial 2000 multi-year strategic plan, as well as the 2001 annual operating plan, and accordingly, based on the formula for his incentive award, approved a bonus in the amount of $292,500, or 180% of his targets, for 2001.

        Internal Revenue Code Section 162(m).    In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which was to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to certain highly compensated executive officers of publicly held corporations. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Organization and Compensation Committee has reviewed and will continue to review on an ongoing basis the Company's executive compensation policies, and propose appropriate modifications to these policies, if the Committee deems them necessary, with a view toward implementing the Company's compensation policies in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).

                          The Organization and Compensation Committee

                          Robert S. Engelman, Jr.,                           Chairman
                          Lawrence E. Gilford
                          James N. Hallene
                          Patrick Henry
                          Richard J. Holmstrom
                          Clarence Mann

Certain Transactions

        Directors and officers of the Company and their affiliates were customers of and have had transactions with the Bank. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loans, transactions in repurchase agreements and certificates of deposit and depository relationships were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Report of the Compliance and Audit Committee

        In accordance with its written charter, which was approved by the Company's Board of Directors, the Compliance and Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of the Company. A copy of the Compliance and Audit Committee charter is attached to this Proxy Statement as Annex A.

        The Compliance and Audit Committee is comprised of six independent directors (as independence is defined in the National Association of Securities Dealers' listing standards for the Nasdaq Stock Market).

        Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing the financial statements and expressing an opinion as to the financial statements conformity with accounting principles generally accepted in the United States of America. The Compliance and Audit Committee's responsibility is to monitor and review these processes and procedures. The members of the Compliance and Audit Committee are not professionally engaged in the practice of accounting or auditing and are not employees of the Company or any of its subsidiaries. The members of the Compliance and Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

        The Compliance and Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2001 with management and with KPMG LLP, the Company's independent auditors. The Compliance and Audit Committee also has discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the Compliance and Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with KPMG LLP their independence. Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Compliance and Audit Committee referred to above and in the Compliance and Audit Committee's charter, the Compliance and Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        Submitted by the Compliance and Audit Committee of the Company's Board of Directors:

                          Patrick Henry, Chairman
                          Lawrence E. Gilford
                          Richard I. Gilford
                          James N. Hallene
                          Richard J. Holmstrom
                          Clarence Mann

Stock Performance Presentation

        The following line graph shows a comparison of the cumulative returns for the Company, the Nasdaq Market Bank Index and an index of peer corporations selected by the Company, for the period beginning December 31, 1996 and ending December 31, 2001. The information assumes that $100 was invested at the closing price on December 31, 1996 in the Common Stock and each index, and that all dividends were reinvested. The price of the Common Stock on and prior to November 6, 2001, the date of completion of the MB-MidCity Merger, reflects the price of Old MB Financial Common Stock.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG MB FINANCIAL, INC.
NASDAQ BANK INDEX AND PEER GROUP INDEX

MB FINANCIAL, INC.	100.00	94.89	90.51	72.63	78.10	158.77
NASDAQ BANK INDEX	100.00	167.42	166.34	159.91	183.63	200.33
PEER GROUP INDEX	100.00	140.27	132.09	122.46	154.59	179.39

        The peer group includes the following Illinois bank and thrift institution holding companies: AMCORE Financial, Inc., Corus Bankshares, Inc., First Midwest Bancorp, Inc., First Oak Brook Bancshares, Inc., MAF Bancorp, Inc., Midwest Banc Holdings, Inc., and Wintrust Financial Corporation.

PROPOSAL II. APPROVAL OF PROPOSED AMENDMENT TO
OMNIBUS INCENTIVE PLAN

        The Omnibus Incentive Plan was adopted by Old MB Financial (then known as Avondale Financial Corp.), upon approval of the plan at its 1997 Annual Meeting of Stockholders, and was assumed by the Company upon completion of the MB-MidCity Merger. The plan provides for the grant to employees and directors of the Company and its subsidiaries of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights.

        As of April 1, 2002, of the 1,000,000 shares reserved for awards under the Omnibus Incentive Plan, 892,797 shares had been utilized for option grants, (129,681 of which have been issued upon the exercise of such options), and 31,400 shares had been utilized for restricted stock grants, leaving only 75,803 shares available for future awards under the plan. Included within the 892,797 shares utilized for option grants are shares underlying options granted prior to the Coal City Merger under the Coal City Corporation 1995 Stock Option Plan (the "Coal City Plan"). The Coal City Plan options were assumed by Old MB Financial in the Coal City Merger and transferred to the Omnibus Incentive Plan as options to purchase Old MB Financial Common Stock, with adjustments to the number of shares and exercise prices for the Coal City Merger exchange ratio of 83.5 to 1. Not included in the 892,797 shares utilized for options granted under the Omnibus Incentive Plan are outstanding options to purchase 123,444 shares of Common Stock granted under the Avondale Financial Corp. 1995 Stock Option and Incentive Plan (the "Avondale Plan"). All of the Avondale Plan options were granted prior to the Coal City Merger, and the Company will not grant any additional options under the Avondale Plan.

        Without approval of the proposed amendment to reserve additional shares, the Company will soon be unable to grant any options or other awards under the Omnibus Incentive Plan. The Company's Board of Directors believes that having a sufficient number of shares available for awards under the Omnibus Incentive Plan is essential to the Company's success and the enhancement of its value by providing a means for attracting, motivating and retaining employees, officers and directors and linking the personal interests of those persons with the interests of stockholders. The Board of Directors accordingly has approved and the Company submits to stockholders for their approval at the Meeting an amendment to the Omnibus Incentive Plan to increase the total number of shares that may be utilized for awards under the plan from 1,000,000 to 2,500,000.

        The Board believes this increase of 1,500,000 is appropriate in view of a number of factors. These include the much larger number of individuals employed by the Company after the MB-MidCity Merger (765 as of April 1, 2002) compared to the number employed by Old MB Financial prior to the MB-MidCity Merger (336), and the Company's need to have a sufficient number of shares available for awards following acquisitions, including the recently completed acquisition of First Lincolnwood Corp., as well as future transactions. Without this increase, the Board believes the Company would be severely impaired in its efforts to continue to grow and to attract, motivate and retain the most qualified management and other personnel.

        The principal features of the Omnibus Incentive Plan are described below.

General

        Employees and directors of the Company and its subsidiaries are eligible to participate in the Omnibus Incentive Plan. As of April 1, 2002, approximately 765 employees of the Company and its subsidiaries were eligible to participate in the plan, along with the 14 non-employee directors of the Company. The Omnibus Incentive Plan provides for the following types of awards:

  •
  options to purchase Common Stock, which may be "incentive stock options" qualified under Section 422 of the Internal Revenue Code of 1986 or options which are not qualified under Section 422 (referred to as "non-qualified stock options");

  •
  stock appreciation rights; and

  •
  restricted stock.

Shares Available

        Pursuant to the Omnibus Incentive Plan, the total number of shares of Common Stock that may be utilized for awards under the plan is currently 1,000,000. If the amendment to increase the number of shares available for awards under the Omnibus Incentive Plan is approved by stockholders, 2,500,000 shares of the Company's Common Stock will be reserved for awards. As described below under "Changes in Capitalization," this total number of shares is subject to adjustment in certain circumstances to prevent dilution. These shares may be either authorized but unissued shares, or previously issued shares that have been reacquired by the Company.

        During any calendar year, no participant may be granted awards under the Omnibus Incentive Plan with respect to more than 75,000 shares, subject to adjustment as described below under "Changes in Capitalization." By the terms of the Omnibus Incentive Plan, not more than 200,000 of the total number of shares available for awards may be in the form of restricted stock. If any award under the Omnibus Incentive Plan terminates, expires or lapses for any reason, any shares subject to the award will again become available for the grant of an award under the Omnibus Incentive Plan, except for restricted stock awards upon which dividends have been paid to the participants. The proposed amendment to increase the total number of shares that may be utilized for awards will not change either the 75,000 shares limit on awards to a single participant in one calendar year or the 200,000 shares limit on awards in the form of restricted stock.

Administration of the Plan

        The Omnibus Incentive Plan is administered by a committee of two or more members of the Board of Directors of the Company, each of whom must be (1) an "outside director," as defined under Section 162(m) of the Internal Revenue Code of 1986, and (2) a "non-employee director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The committee members are appointed by the Company's Board of Directors. The committee generally has the power to:

  •
  determine the size and types of awards;

  •
  determine the terms and conditions of awards in a manner consistent with the plan;

  •
  interpret the plan and any agreement or instrument entered into under the plan;

  •
  establish, amend or waive rules and regulations for the plan's administration; and

  •
  make all other determinations which are necessary or desirable for the administration of the plan.

        The compensation committee of the Board of Directors of the Company currently administers the Omnibus Incentive Plan.

Duration and Modification

        The Omnibus Incentive Plan will remain in effect until terminated in accordance with the plan; however, no award may be granted under the plan on or after January 1, 2012. The Board of Directors generally may, at any time, terminate or amend the Omnibus Incentive Plan without approval of participants or the Company's stockholders. Stockholder approval must be obtained if it is required by law, rule or regulation. Additionally, the Board of Directors of the Company, in its discretion, may voluntarily seek stockholder approval if it so desires. The Omnibus Incentive Plan may not be terminated or amended in a manner that will adversely affect any outstanding award without the consent of the participant to whom the award was granted. In addition, the committee may not reprice any award that has been granted.

Stock Options

        General.    Stock options may be granted to employees and directors at any time and from time to time by the committee. The committee generally has complete discretion in determining the number of shares subject to options granted to each participant. Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the committee determines. In addition, the option agreement specifies whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of common stock on the date of grant. The duration of a non-qualified stock option may not exceed 15 years and the duration of an incentive stock option may not exceed ten years.

        The Company's directors are entitled to take a minimum of 50% of their retainer in the form of non-qualified stock options granted under the Omnibus Incentive Plan. These options are generally priced as of the first day of the year using a Black-Scholes model based on a five-year option and volatility over the prior 90 days.

        Stock Option Exercises.    A participant may pay the exercise price of his or her option in cash, by delivering shares of Company common stock that he or she already owns having a total market value equal to the total exercise price, or by a combination of cash and shares. In addition, if and when permitted by the Company, the participant may pay the exercise price through a cashless exercise facilitated through a broker.

        Exercising Options After Termination of Service.    The termination of a participant's service as an employee or director affects his or her ability to exercise options granted under the Omnibus Incentive Plan. If a participant's service is terminated for any reason other than death, disability, retirement after reaching age 65 or for cause, any portion of the participant's option which has not yet vested will be forfeited, unless the committee decides to waive this termination and allow the participant to exercise that portion (in addition to the already vested portion). Unless otherwise provided in the participant's option agreement, if the participant's service is terminated for any reason other than death, disability, retirement after reaching age 65 or for cause, the exercisable portion of the participant's option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. For most recipients of options granted to date under the Omnibus Incentive Plan, their option agreements provide that if their service is terminated under these circumstances, the exercisable portions of their option may be exercised for only three months after date of termination or until the expiration date of the option, whichever period is shorter.

        If a participant's service is terminated due to death, any unvested portion of the participant's option will immediately become exercisable (in addition to the already-vested portion). Unless otherwise provided in the participant's option agreement, the participant's option may be exercised by the person to whom it is transferred upon the participant's death for one year after the date of termination or until the expiration date of the option, whichever period is shorter.

        If a participant's service is terminated due to permanent and total disability, any unvested portion of the participant's option will immediately become exercisable (in addition to the already-vested portion). Unless otherwise provided in the participant's option agreement, the participant's option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. In the event of the participant's death during this post-termination period, unless otherwise provided in the participant's option agreement, the person to whom the participant's option is transferred upon the participant's death may exercise the option for a period of one year after the participant's death.

        If a participant retires as an employee or director after reaching age 65, any unvested portion of the participant's option will immediately become exercisable (in addition to the already-vested portion). Unless otherwise provided in the participant's option agreement, the participant's option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter.

        If a participant's service is terminated for cause, all of his or her outstanding options under the Omnibus Incentive Plan (regardless of vesting status) will immediately be forfeited.

Stock Appreciation Rights

        The exercise of a stock appreciation right entitles its holder to receive in cash, shares of Company Common Stock or a combination of both (as determined by the committee), an amount equal to (1) the difference between the fair market value of a share of Company Common Stock on the date of exercise over the grant price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.

        Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the committee. The committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be at least equal to 100% of the fair market value of a share of Company Common Stock on the date of grant) and duration of the award (which may not exceed 15 years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on exercising stock appreciation rights after termination of service are essentially the same as those applicable to stock options.

Restricted Stock

        Shares of restricted stock may be granted to employees and directors at any time and from time to time as determined by the committee. The Omnibus Incentive Plan provides that restricted shares must vest over at least three years, except for shares awarded based upon performance, which must vest over a minimum of one year. Each restricted stock grant must be evidenced by a restricted stock agreement which specifies the period of restriction (that is, the period within which the transfer of the shares is limited in some way), the number of shares granted and the other provisions determined by the committee. The committee also may require that the participant make cash payments at the time of grant or upon the lapsing of restrictions. During the period of restriction, a participant holding shares of restricted stock granted under the Omnibus Incentive Plan may exercise full voting rights with respect to those shares. The participant also is entitled to receive all dividends and distributions paid with respect to those shares while they are so held. If any dividends or distributions are paid in shares of common stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were paid.

        If a participant's service is terminated by reason of death, permanent and total disability or retirement after reaching age 65, the restrictions on the participant's restricted stock will lapse as of the date of termination (in the case of permanent and total disability, the restrictions will lapse on the date the participant's disability is determined by the committee to be total and permanent). If a participant's service is terminated for any other reason, all unvested shares awarded as restricted stock will immediately be forfeited unless the termination is not for cause and the committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares.

Transferability of Awards

        An incentive stock option may not be transferred except upon the death of the participant, by will or the laws of descent and distribution. An award other than an incentive stock option may only be transferred upon the death of the participant, by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or, if the award agreement permits such a transfer, by gift to any member of the participant's immediate family or to a trust for the benefit of one or more immediate family members. For purposes of the Omnibus Incentive Plan, the term "immediate family" means a participant's spouse, children and grandchildren.

Changes in Capitalization

        Shares as to which awards may be granted under the Omnibus Incentive Plan and shares then subject to awards, as well as the exercise prices of outstanding awards, may be adjusted by the committee, in its sole discretion, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the Company's Common Stock.

Change in Control

        The Omnibus Incentive Plan provides that unless otherwise provided in the participant's award agreement, in the event of a "change in control" (as defined below) of the Company, the unvested portion of each then outstanding award under the Omnibus Incentive Plan will vest in full and remain vested for the term of the award. The term "change in control" is defined in the Omnibus Incentive Plan as the occurrence of any one or more of the following events:

  (1)
  any person or group of persons becomes the beneficial owner of 25% or more of the outstanding shares of Company Common Stock;

  (2)
  as a result of, or in connection with, any cash tender offer, merger, or other business combination, sale of assets or contested election, the persons who were directors of the Company cease to constitute a majority of the board of directors; or

  (3)
  the closing of a transaction in which the Company ceases to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

Certain Federal Income Tax Consequences

        Under current federal income tax laws, stock options under the Omnibus Incentive Plan will have the following federal income tax consequences:

  (1)
  The grant of an option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

  (2)
  If a participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant's alternative minimum tax.

  (3)
  If a participant does not hold the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the option or two years after the grant of the option, whichever is later, the participant will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain or loss in an amount equal to the difference, if any, between the sale price and the fair market value of the shares of Common Stock on the date of exercise of the option. The capital gain or loss will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the option and long-term if the participant does hold the shares for more than one year after the exercise of the option. The Company will not be entitled to a corresponding deduction for the capital gain or loss.

  (4)
  If the participant holds the shares of Common Stock acquired upon exercise of an incentive stock option for one year after the option is exercised and two years after the option is granted, the participant will recognize a capital gain or loss upon disposition of the shares in an amount equal to the difference between the sale price and the exercise price. The Company will not be entitled to a corresponding deduction for the capital gain or loss.

  (5)
  If a participant exercises a non-qualified stock option, he or she will recognize ordinary income on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares of Common Stock acquired pursuant to the exercise. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, he or she will recognize a capital gain or loss equal to the amount of any appreciation or depreciation in value of the shares from the time of exercise. The Company will not be entitled to a corresponding deduction for the capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after the exercise of the option and long-term if the participant does hold the shares for more than one year after the exercise of the option.

Options Granted Under the Omnibus Incentive Plan

        As of April 1, 2002, there were options outstanding for an aggregate of 731,716 shares of the Company's Common Stock under the Omnibus Incentive Plan at a weighted average exercise price of $16.49 per share. On April 1, 2002, the closing price per share of the Company's Common Stock on The Nasdaq Stock Market was $29.85. The following table sets forth certain information as of April 1, 2002 with respect to outstanding options granted under the Omnibus Incentive Plan. As of April 1, 2002, no stock appreciation rights or shares of restricted stock awarded under the Omnibus Incentive Plan were held by any of the persons included in the table below.

Name and Position	No. Shares Underlying Options
Mitchell Feiger President and Chief Executive Officer of the Company	111,716
E.M. Bakwin Chairman of the Board and Retired Chief Executive Officer of MidCity Financial	619
Burton J. Field Vice President of the Company and President and Chief Executive Officer of the Bank	20,957
Ronald D. Santo Vice President of the Company and Chairman and Group President of the Financial Bank	298
Thomas D. Panos Executive Vice President and Chief Lending Officer of the Bank	48,500
William F. McCarty Executive Vice President of the Bank	0
Kenneth A. Skopec Vice Chairman and Retired President of MidCity Financial	0
All current executive officers as a group (8 persons)	242,062
All current directors who are not executive officers as a group (14 persons)	286,346
All eligible employees who are not executive officers as a group (757 persons)	203,308

Proposed Amendment

        The proposed amendment to the Omnibus Incentive Plan is to change the first sentence of Section 4.1 to read in its entirety as follows:

        "Subject to adjustment as provided in Section 4.5 herein, the total number of Shares available for grant under the Plan may not exceed 2,500,000."

        Approval of the proposed amendment requires the affirmative vote of a majority of the votes cast on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE OMNIBUS INCENTIVE PLAN.

INDEPENDENT PUBLIC ACCOUNTANTS

        Prior to the MB-MidCity Merger, which was completed on November 6, 2001, McGladrey & Pullen LLP served as the independent accountants for Old MB Financial and KPMG LLP served as the independent accountants for MidCity Financial. On November 16, 2001, the Company decided to engage KPMG LLP as the principal accountants to audit the Company's financial statements. This decision was approved by the Compliance and Audit Committee of the Company's Board of Directors. Both KPMG LLP and McGladrey & Pullen LLP were advised of this decision on November 16, 2001.

        The audit reports of McGladrey & Pullen LLP on Old MB Financial's consolidated financial statements as of and for the years ended December 31, 2000 and 1999, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During Old MB Financial's fiscal years ended December 31, 2000 and 1999, and from January 1, 2001 through November 16, 2001, there were no disagreements with McGladrey & Pullen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

        KPMG LLP has been selected by the Company's Board of Directors and the Compliance and Audit Committee of the Board of Directors to continue to serve as the Company's independent accountants for 2002. Representatives of KPMG LLP are expected to attend the Meeting and will respond to appropriate questions and have an opportunity to make a statement if they so desire.

        Audit and Non-Audit Fees.    The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's (including services rendered for the former MidCity Financial) annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP:

(a)	Audit fees, excluding audit related:	$234,500
(b)	Financial information systems design and implementation fees:	$0
(c)	All other fees:
	Audit related fees(1)	$108,900
	Other non-audit fees(2)	$118,000
	Total all other fees	$226,900

(1)
Audit related fees consisted principally of audits of financial statements of employee benefit plans, reviews of registration statements and issuances of consents.

(2)
Other non-audit fees consisted of fees for tax compliance services.

        The Compliance and Audit Committee of the Company's Board of Directors considered whether the provision of services covered by item (c) above was compatible with maintaining the independence of KPMG LLP.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy materials for the 2003 annual meeting of stockholders, any stockholder proposal for that meeting must be received by the Company's Secretary at the Company's executive office at 801 West Madison Street, Chicago, Illinois 60607 by December 19, 2002. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's charter and bylaws and Maryland law.

        To be considered for presentation at the 2003 annual meeting, although not included in the Company's proxy materials for that meeting, a stockholder proposal must be received at the Company's executive office not earlier than the close of business on January 15, 2003 and not later than the close of business on February 14, 2003. If, however, the date of the 2003 annual meeting is before April 25, 2003 or after July 14, 2003, a stockholder proposal must instead be received at the Company's executive office not earlier than the close of business on the 120th day prior to the date of the 2003 annual meeting and not later than the close of business on the later of the 90th day before the date of the 2003 annual meeting or the tenth day following the first to occur of the day on which notice of the date of the 2003 annual meeting is mailed or the day on which public announcement of the date of the 2003 annual meeting is first made by the Company.

OTHER MATTERS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

Mitchell Feiger
 President and Chief Executive Officer

Chicago, Illinois
April 18, 2002

Annex "A"

COMPLIANCE AND AUDIT COMMITTEE CHARTER

        The Compliance and Audit Committee will be composed of non-employee Directors who, in the opinion of the entire Board, are financially knowledgeable, independent of Management, and free of any relationship that would interfere with their exercise of independent judgment as a Committee member.

        In discharging its responsibilities, the Committee will seek to maintain free and open communications between the Board of Directors, the independent accountants, the internal auditors and Management of the Company. The Committee will meet at least four times each year.

External Audit

        The Committee will review and recommend to the entire Board the selection, retention and, if required, dismissal of independent accountants to audit the Company's financial statements. In making its selection, the Committee will also review any non-audit business relationships with the Company, to insure there will be appropriate independence in the annual audit process. In addition, prior to the annual audit the Committee will meet with the independent accountants and Management of the Company to review the scope of the audit and the procedures to be used. At the conclusion of the annual audit, the Committee will review with the independent accountants and Management:

  •
  The Company's annual financial statements and related footnotes.

  •
  The independent accountant's comments and recommendations.

  •
  Any significant changes in accounting policies from prior years.

  •
  Any significant changes from the original audit plan.

  •
  Any areas of disagreement with Management.

  •
  The independent accountant's specific responses to the following questions.

  •
  If the accounting firm were solely responsible for the preparation of the financial statements, would they have been prepared differently in either a material or immaterial way and why?

  •
  If the accounting firm were an investor, would it have received the information needed to understanding the company's financial performance for the period?

  •
  If the accounting firm were the CEO, would the company have the same internal audit procedures, and if not, what would be the differences and why?

  •
  Any matters related to the conduct of the audit, which need to be communicated to the Board of Directors under GAAP.

  •
  All annual SEC filings of the Company containing the Company's financial statements. In so doing, the Committee will consider whether the information in such documents is consistent with the information contained in the financial statements, and if not, discuss the reasons for the inconsistencies and act accordingly.

        The results of this review and the answers to the specific questions will be documented and distributed to the entire Board along with the Committee minutes at the next meeting of the entire Board.

Internal Audit

        The Committee will at least annually, meet with the independent auditor, Management and the internal auditor to review and approve the internal audit program for the Company. The Committee will periodically review with these same parties the results of the internal audit process with a specific focus on the adequacy and effectiveness of the accounting, financial and other internal control systems. The Committee will proactively elicit any recommendations for improvement of such internal control procedures and monitor as appropriate.

A-1

        As part of its responsibilities, the Committee will also proactively inquire of Management, the internal auditor and the external accountants about significant risks or exposures, and assess the steps Management has taken to control and/or monitor such risks. Finally with respect to the internal audit program, the Committee will annually review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

Interim Financial Reporting

        The Committee or a representative thereof, will review with Management, the external accountants, and if the Audit Committee so requires, the internal auditor, all interim financial reports filed with the SEC prior to the next quarter's filings. To the extent such a review leads to issues or concerns, the Committee reserves the right to require such reports be reviewed by the Committee prior to any filing with the SEC.

Other Responsibilities

        In addition to its responsibilities relative to both the internal and external audit programs, the Committee will be responsible for:

  •
  Monitoring the Company's Compliance Program and receiving reports thereon.

  •
  Monitoring the Company's Loan Review process and receiving reports thereon.

  •
  Monitoring the Company's Disaster Recovering/Contingency Plan, and providing that an appropriate program of continuous testing is ongoing.

  •
  Monitoring the Company's Senior Officer's expense reimbursement policies (including the use of corporate assets by senior officers), and considering the results of any review of such expense reimbursements by the internal auditor or external accountant.

  •
  Monitoring Senior Officers' compliance with the Company's Conflict of Interest Policy.

  •
  Advising Management and the independent auditor that they are expected to provide the Committee a timely analysis of significant current financial reporting issues and practices relating to the Company.

  •
  Conducting or authorizing investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

  •
  Monitoring and reporting to the Board of Directors that its Banks are in compliance with all the policies established by the Board.

Communication and Reporting

        In discharging its responsibilities, the Committee will meet with the Director of Internal Audit, the independent accountants and Management in separate executive sessions to discuss any matter that any party believes should be discussed privately with the Committee.

        All Committee actions, with any recommendations, will be reported to the Board of Directors no later than the Board's next regularly scheduled meeting.

A-2

1997 OMNIBUS INCENTIVE PLAN

MB Financial, Inc.

As modified through May 15, 2002

MB FINANCIAL, INC.

1997 OMNIBUS INCENTIVE PLAN

i

ii

iii

MB FINANCIAL, INC.

1997 OMNIBUS INCENTIVE PLAN

  ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

        1.1  Establishment of the Plan.    The Company hereby establishes an incentive compensation plan to be known as the "MB Financial, Inc. 1997 Omnibus Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights and Restricted Stock.

        Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of holders of a majority of Shares present and entitled to vote at the 1997 Annual Meeting of the Company at which a quorum is present, the Plan shall become effective as of January 1, 1997 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein. The Plan was subsequently modified on July 30, 1997, February 10, 1999, April 18, 2002 and May 15, 2002.

        1.2  Purpose of the Plan.    The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Employees and Directors with those of Company shareholders.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

        1.3  Duration of the Plan.    Subject to approval by the Board of Directors of the Company and ratification by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein. However, in no event may an Award be granted under the Plan on or after the fifteenth anniversary of the Plan's Effective Date.

  ARTICLE 2. DEFINITIONS AND CONSTRUCTION

        2.1  Definitions.    Whenever used in the Plan, the following terms shall have the meanings set forth below:

    (a)
    "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights or Restricted Stock.

    (b)
    "Board" or "Board or Directors" means the Board of Directors of the Company.

    (c)
    "Cause" means Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on Participant's part shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. A Participant may be terminated for Cause by an Executive Officer of the Company.

    (d)
    "Change in Control" of the Company shall be defined in accordance with Section 12.2 herein.

    (e)
    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

    (f)
    "Committee" means the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

    (g)
    "Company" means (i) with respect to periods prior to November 6, 2001, MB Financial, Inc., a Delaware corporation (including any and all Subsidiaries), and (ii) with respect to periods on and after November 6, 2001, MB Financial, Inc., a Maryland corporation (including any and all Subsidiaries), or any successor thereto.

    (h)
    "Director" means any individual who is a member of the Board of Directors or an advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

    (i)
    "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

    (j)
    "Employee" means a full-time, nonunion, salaried employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

    (k)
    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

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    (l)
    "Fair Market Value" means the closing market price per share of one Share on the relevant date, according to a stock quotation source selected by the Committee. If the Shares did not trade on the relevant date, then Fair Market Value is determined as of the most recent date for which a quoted price is available, or as of the most recent date for which quoted bid and asked prices are available, whichever is most recent. Should Fair Market Value be determined at the time of the most recent quoted bid and asked prices, Fair Market Value shall be equal to the bid price.

    (m)
    "Grant Price" means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

    (n)
    "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    (o)
    "Insider" shall mean an Employee who is, at the time an Award is made under this Plan, an officer, Director, or holder of more than 10% of the Shares.

    (p)
    "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

    (q)
    "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

    (r)
    "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

    (s)
    "Participant" means an Employee or Director of the Company who has outstanding an Award granted under the Plan.

    (t)
    "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

    (u)
    "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

    (v)
    "Retirement" means termination of a Participant's employment with the Company after the Participant attains age 65.

    (w)
    "Related" means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option,

3

      an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

    (x)
    "Restricted Stock" means an Award granted pursuant to Article 8 herein.

    (y)
    "Shares" means shares of the common stock of the Company.

    (z)
    "Stock Appreciation Right" or "SAR" means an Award, designated as a SAR, granted pursuant to Article 7 herein.

    (aa)
    "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

        2.2  Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        2.3  Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  ARTICLE 3. ADMINISTRATION

        3.1  The Committee.    The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors of the Company, each of whom (i) shall be an outside director as defined under Section 162(m) of the Code and (ii) shall be a Non-Employee Director as defined under Rule 16(b) of the Exchange Act. The members of the Committee shall be appointed by the Board of Directors.

        3.2  Authority of the Committee.    The Committee shall have full power except as limited by law or by the charter or bylaws of the Company or by resolutions adopted by the Board of Directors, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

4

        3.3  Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its shareholders, Employees, Participants, and their respective successors.

  ARTICLE 4. SHARES SUBJECT TO THE PLAN; AWARDS TO DIRECTORS

        4.1  Number of Shares.    Subject to adjustment as provided in Section 4.5 herein, the total number of Shares available for grant under the Plan may not exceed 2,500,000. These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. The grant of an Option, Stock Appreciation Right or Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

        4.2  Maximum Awards.    During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 75,000 Shares, subject to adjustment as provided in Section 4.5.

        During the term of the Plan, Awards with respect to no more than 200,000 Shares may be in the form of Restricted Stock, subject to adjustment as provided in Section 4.5.

        4.3  Awards to Directors.    Directors are entitled to take a minimum of 50% of their retainer in the form of Non-Qualified Stock Options. These Options will be priced as of the first day of the year using a Black-Scholes model based on a five-year option and volatility over the prior 90 days. The election for Stock Options must be taken prior to the beginning of the year.

        4.4  Lapsed Awards.    If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, with the exception of Restricted Stock Awards upon which dividends have been paid to the Participants.

        4.5  Adjustments in Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs and Restricted Stock granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

5

  ARTICLE 5. ELIGIBILITY AND PARTICIPATION

        5.1  Eligibility.    Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board, and all Directors, including Directors of the Company's Subsidiaries.

        5.2  Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Subject to Section 4.1, no Employee or Director shall be entitled to be granted an Award under this Plan.

  ARTICLE 6. STOCK OPTIONS

        6.1  Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Section 4.1, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. Options granted to Directors shall consist only of NQSOs and not ISOs.

        6.2  Option Agreement.    Each Option grant shall be evidenced by an Option agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the percentage of the Option that becomes exercisable on specified dates in the future, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

        6.3  Option Price.    The Option Price for each grant of an Option shall be determined by the Committee, provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. In the event any holder of 10% or more of the Shares receives a grant of ISOs, the Option Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Once an Option has been granted, the Option Price with respect thereto may not be changed.

        6.4  Duration of Options.    Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the fifteenth anniversary date of its grant.

        6.5  Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

        6.6  Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Chief Financial Officer of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

6

        Upon exercise of any Option, the Option Price shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price, or (c) by a combination of (a) and (b). In addition, the Company may establish a cashless exercise program in accordance with applicable laws and regulations.

        As soon as practicable after receipt of a written notification of exercise and payment in full of the Option Price, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        6.7  Restrictions on Share Transferability.    The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8  Termination of Employment or Service Due to Death, Disability or Retirement.

    (a)
    Termination by Death.    In the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date of death, whichever period is shorter, by such Person or Persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

    (b)
    Termination by Disability.    In the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant's Disability is determined by the Committee to be total and permanent, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during this period, exercisability of the Participant's Options shall be permitted for a period of one year following the date of death.

    (c)
    Termination by Retirement.    In the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director on the Board is terminated after age 65, any outstanding Options granted to that Employee or Director that are not exercisable as of the date of termination shall

7

      immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter.

    (d)
    Exercise Limitations on ISOs.    In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

        6.9  Termination of Employment for Other Reasons.    If the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter.

        If the employment of the Employee or the service of the Director shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the exercisability status of the Options.

  ARTICLE 7. STOCK APPRECIATION RIGHTS

        7.1  Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

        The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4.1 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the Grant Price of a SAR shall be at least equal to 100% of the Fair Market Value of a Share on the date of grant of the SAR.

        7.2  Exercise of SARs.    SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

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        7.3  SAR Agreement.    Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.4  Term of SARs.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, however, such term shall not exceed fifteen years.

        7.5  Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a)
    The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

    (b)
    The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        7.6  Termination of Employment or Service Due to Death, Disability or Retirement.

    (a)
    Termination by Death.    In the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date of death, whichever period is shorter, by such Person or Persons as shall have acquired the Participant's rights under the SARs by will or by the laws of descent and distribution.

    (b)
    Termination by Disability.    In the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant's Disability is determined by the Committee to be total and permanent, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the Participant dies during this period, exercisability shall be permitted for a period of one year following the date of death.

    (c)
    Termination by Retirement.    In the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director on the Board is terminated after age 65, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become

9

      exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that employment was terminated, whichever period is shorter.

        7.7  Termination of Employment for Other Reasons.    If the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.6 herein, except for Cause, all unexercised SARs held by the Participant at that time immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for one year after the date of termination, whichever period is shorter.

        If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the exercisability status of the SARs.

  ARTICLE 8. RESTRICTED STOCK

        8.1  Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Directors in such amounts as the Committee shall determine. Restricted shares shall vest over a minimum of three years, with the exception of shares awarded based upon performance, which shall vest over a minimum of one year.

        8.2  Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

        8.3  Other Restrictions.    The Committee shall impose such restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants make cash payments at the time of grant or upon lapsing of restrictions. Such cash payments, if imposed, will be in an amount not less than the par value of the Shares.

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        8.4  Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.3 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

    "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MB Financial, Inc. 1997 Omnibus Incentive Plan and in a Restricted Stock agreement dated                        . A copy of the Plan and such Restricted Stock agreement may be obtained from the Chief Financial Officer of MB Financial, Inc."

        8.5  Removal of Restrictions.    Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.4 herein removed from his or her Share certificate.

        8.6  Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

        8.7  Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        8.8  Termination of Employment or Service Due to Death, Disability or Retirement.    In the event that a Participant's employment or service with the Company is terminated by reason of death, Disability or Retirement, the restrictions on the Participant's Restricted Stock shall lapse as of the date of termination (in the case of Disability, the restrictions shall lapse on the date the Participant's Disability is determined by the Committee to be total and permanent).

        8.9  Termination of Employment for Other Reasons. If the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.8 herein, including a termination for Cause, all nonvested Shares of Restricted Stock held by the Participant at that time immediately shall be forfeited and returned to the Company (and shall once again become available for grant under the Plan, except that Shares upon which dividends have been paid to a Participant may not become available for re-grant under the Plan). However, with the exception of a termination of employment for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the restrictions on Restricted Stock following termination, upon such terms and provisions as it deems proper.

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  ARTICLE 9. TRANSFERABILITY

        No Award granted under the Plan shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, except an Award may be transferred by gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members if the Committee so specifies in the Award agreement. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Article 9 a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

  ARTICLE 10. BENEFICIARY DESIGNATION

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Chief Financial Officer of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

  ARTICLE 11. RIGHTS OF EMPLOYEES AND DIRECTORS

        11.1 Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

        For purposes of the Plan, transfer of employment or service of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment or service.

        11.2 Participation.    Subject to Section 4.1, no Employee or Director shall be entitled to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

  ARTICLE 12. CHANGE IN CONTROL

        12.1 In General.    Unless otherwise set forth in the applicable Award agreement, in the event of a Change in Control of the Company as defined in Section 12.2 herein, all Awards granted under this Plan that are still outstanding and not yet exercisable or vested shall become immediately exercisable or vested as of the date of the Change in Control and shall remain exercisable and vested for their term.

12

        12.2 Definition.    For purposes of the Plan, a Change in Control shall mean (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of Shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company, or (iii) the closing of a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.

        The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

  ARTICLE 13. AMENDMENT, MODIFICATION AND TERMINATION

        13.1 Amendment, Modification and Termination.    The Board may, at any time and from time to time, terminate, amend, or modify the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval. The Committee may not materially waive any conditions of; or rights of the Company, or modify or amend the terms of any outstanding Award. The Committee may not reprice any award that has been granted. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided.

        13.2 Awards Previously Granted.    No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

  ARTICLE 14. WITHHOLDING

        14.1 Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

        14.2 Share Withholding.    With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a

13

Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax which could be imposed on the transaction.

  ARTICLE 15. INDEMNIFICATION

        Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

  ARTICLE 16. SUCCESSORS

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

  ARTICLE 17. REQUIREMENTS OF LAW

        17.1 Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        17.2 Governing Law.    To the extent not preempted by Federal law, (i) with respect to Awards made prior to November 6, 2001, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, and (ii) with respect to Awards made on or after November 6, 2001, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

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PROXY	PROXY

MB FINANCIAL, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS—MAY 15, 2002

        The undersigned hereby appoints E. M. Bakwin, Jr., Mitchell Feiger, and Ronald D. Santo, and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of MB Financial, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Wednesday, May 15, 2002 at the branch office of MB Financial Bank, N.A. located at 7222 West Cermak Road, North Riverside, Illinois, at 4:00 p.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE PROPOSAL TO AMEND THE OMNIBUS INCENTIVE PLAN. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES AT SAID MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on reverse side.)

MB FINANCIAL, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.
The election of the following nominees as directors of the Company, each for a three-year term: Burton J. Field, Lawrence E. Gilford, Patrick Henry, Richard J. Holmstrom, Clarence Mann, Kenneth A. Skopec. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED AND MARK THE OVAL "FOR ALL EXCEPT")

For All ☐	Withhold All ☐	For All Except ☐

(Nominee Exception)
2.
The approval of an amendment to the Company's 1997 Omnibus Incentive Plan to increase the total number of shares of common stock that may be utilized for awards under the plan from 1,000,000 to 2,500,000.

For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote "FOR" the election of all of the nominees named herein and "FOR" the approval of the amendment to the Omnibus Incentive Plan.

        The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        In their discretion, the proxies are authorized to vote on any other business that may come before the Meeting or any adjournment or postponement thereof.

                                       Dated:            , 2002

Signature of Stockholder

Signature if held jointly

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QuickLinks

PROPOSAL I. ELECTION OF DIRECTORS
NOMINEES
STANDING BOARD MEMBERS
Summary Compensation Table
Option Grants in 2001
Option Exercises, Holdings and Values
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG MB FINANCIAL, INC. NASDAQ BANK INDEX AND PEER GROUP INDEX
PROPOSAL II. APPROVAL OF PROPOSED AMENDMENT TO OMNIBUS INCENTIVE PLAN
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER MATTERS
Annex "A" COMPLIANCE AND AUDIT COMMITTEE CHARTER
External Audit
Internal Audit
Interim Financial Reporting
Other Responsibilities
Communication and Reporting
1997 OMNIBUS INCENTIVE PLAN MB Financial, Inc. As modified through May 15, 2002
MB FINANCIAL, INC. 1997 OMNIBUS INCENTIVE PLAN TABLE OF CONTENTS

MB FINANCIAL, INC. 1997 OMNIBUS INCENTIVE PLAN
MB FINANCIAL, INC.
MB FINANCIAL, INC. PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
FOLD AND DETACH HERE PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.